EXHIBIT 99.1
TCG BDC, Inc.

For Immediate Release
January 22, 2020

TCG BDC, Inc. to Announce Fourth Quarter 2019 Financial Results and
Host Investor Conference Call

New York – TCG BDC, Inc. (“TCG BDC”) (NASDAQ: CGBD) will host a conference call at 8:30 a.m. EST on Wednesday, February 26, 2020 to announce its fourth quarter 2019 financial results. A news release containing the quarterly results will be issued after market close on Tuesday, February 25, 2020. The conference call and webcast will be available on the TCG BDC website at tcgbdc.com.

The conference call may be accessed by dialing +1 (866) 394-4623 (U.S.) or +1 (409) 350-3158 (international) and referencing "TCG BDC Financial Results Call." The conference call will be webcast simultaneously via a link on TCG BDC’s website and an archived replay of the webcast also will be available on the website soon after the live conference call.

About TCG BDC, Inc.
TCG BDC is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group L.P. Since it commenced investment operations in May 2013 through September 30, 2019, TCG BDC has invested approximately $5.3 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Web: tcgbdc.com
Contacts:

Investors:	Media:
Daniel Harris	Lindsey Lennon
+1-212-813-4527	+1-202-729-5038
daniel.harris@carlyle.com	lindsey.lennon@carlyle.com